UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

USBC, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 E 2nd Street, 15th Floor, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

775-239-7673
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	USBC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2021 Plan

On September 29, 2025, USBC, Inc. (the “Company”) held an Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders approved, among other things, the Amended and Restated USBC, Inc. 2021 Equity Incentive Plan (the “Amended and Restated 2021 Plan”). The 2021 Amended and Restated Plan (i) increased the number of shares of Common Stock authorized for issuance under the 2021 Plan by 65,000,000 shares; (ii) provided flexibility to the Board and/or compensation committee to expressly permit repricings and other exchanges of awards under the 2021 Amended and Restated Plan for the purpose of, among other things, maintaining the incentive and retention value of eligible awards; and (iii) amended the evergreen provision that automatically increases the number of shares authorized for issuance under the 2021 Amended and Restated Plan to 15,000,000 shares.

The description of the Amended and Restated 2021 Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2021 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2025, the Company held an Annual Meeting to vote and consider the proposals described below.

As of August 18, 2025, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 384,234,130 shares of Common Stock, all of which were entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record was entitled to one vote for each share of our common stock held by such stockholder.

At the Annual Meeting, 368,214,275 shares of Common Stock were represented and voted, in person or by proxy, or 95.83% of the outstanding Common Stock, constituting the presence in person or by proxy of the holders of more than one-third (33.33%) of the outstanding Common Stock needed for a quorum at the Annual Meeting.

The following proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 26, 2025, received the votes listed below. Each proposal was approved.

Proposal No. 1 - To elect eight (8) nominees to serve on the Board until the 2026 Annual Meeting of Stockholders. The Company’s stockholders elected eight (8) nominees to serve on the Board. The final voting results are as follows:

Nominee	For	Withheld	Broker Non-Votes
Robert Gregory Kidd	364,875,413	250,202	3,088,660
Ronald P. Erickson	364,854,382	271,233	3,088,660
John Cronin	364,967,809	157,806	3,088,660
William A. Owens	364,973,004	152,611	3,088,660
Jon Pepper	364,972,767	152,848	3,088,660
Ichiro Takesako	364,970,555	155,060	3,088,660
Linda Jenkinson	364,961,387	164,228	3,088,660
Larry K. Ellingson	364,976,399	149,216	3,088,660

Proposal No. 2 – To ratify the appointment of BPM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025. The final voting results are as follows:

For	Against	Withheld	Broker Non-Votes
368,066,018	140,578	7,679	-

Proposal No. 3 – To approve the Amended and Restated 2021 Plan which (i) would increase the number of shares of Common Stock authorized for issuance under the Amended and Restated 2021 Plan by 65,000,000 shares; (ii) provide flexibility to the Board and/or compensation committee to expressly permit repricings and other exchanges of awards under the Amended and Restated 2021 Plan for the purpose of, among other things, maintaining the incentive and retention value of eligible awards; and (iii) amend the evergreen provision that automatically increases the number of shares authorized for issuance under the Amended and Restated 2021 Plan to 15,000,000 shares. The Company’s stockholders approved the Amended and Restated 2021 Plan.   The final voting results are as follows:

For	Against	Withheld	Broker Non-Votes
362,712,024	2,393,933	19,658	3,088,660

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amended and Restated USBC, Inc. 2021 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USBC, INC.

Date: October 3, 2025	By:	/s/ Robert Gregory Kidd
	Name:	Robert Gregory Kidd
	Title:	Chief Executive Officer

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